Exhibit 10.13

AMENDMENT NO. 1 TO LICENSE AGREEMENT OF 6 NOVEMBER 2014

This Amendment No. 1 to the LICENSE AGREEMENT (the “Agreement”) entered into as of the Effective Date of November 6, 2014, by ELECTROBLATE, INC., a Nevada corporation, having its principal place of business at 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401 (“Licensee”), and OLD DOMINION UNIVERSITY RESEARCH FOUNDATION, a Virginia non-stock, IRC 501(c)(3) corporation (“ODURF”), having offices at 4111 Monarch Way, Norfolk, Virginia and EASTERN VIRGINIA MEDICAL SCHOOL (“EVMS”), a public body politic and corporate and political subdivision of the Commonwealth of Virginia, having offices at 721 Fairfax A venue, Norfolk, Virginia. ODURF and EVMS are referred to collectively herein as the “Licensor.” Licensee, ODURF and EVMS are referred to individually herein as a “Party” and collectively Licensor and Licensee are referred to herein as the “Parties.”

RECITALS

A.        ODURF and EVMS jointly owned the Licensed ODURF Patents defined in the Agreement and intended to transfer all such Licensed ODURF Patents and any related know-how that relates to intracellular electro-manipulation, to the Licensee, subject to the terms and conditions of the Agreement, and as set forth in the terms of the Agreement.

B.        Subsequent to the execution of such Agreement on or about November 6, 2014, it was discovered that ODURF had filed an additional United States Provisional Patent Application, No. 61930766 filed on or about January 23, 2014, based on the works of Dr. Christian Zemlin related to cardiac ablation (the “Cardiac Ablation Patent”)and ODURF had received on or about June 26, 2013 an invention disclosure based upon the work of Yeong-Jer Chen, Dr. Barbara Hargrave and Dr. Richard Heller related to a device for utilizing pulse power to activate platelets to produce platelet gel (the “Platelet Gel Cuvettes Disclosure”) for which no provisional patent application had been initiated.

C.        It is the position of Licensee that said Cardiac Ablation Patent and Platelet Gel Cuvettes Disclosure should have been included in the Licensed ODURF Patents covered by the prior Agreement.

D.        Licensors have no objection to that position and are prepared to amend the Agreement to include the Cardiac Ablation Patent and the Platelet Gel Cuvettes Disclosure on the same terms as the other Licensed ODURF Patents.

AGREED TERMS OF AMENDMENT NO. 1

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.        The Agreement previously executed by the parties on or about November 6, 2014, is hereby amended and modified to provide as follows:

Licensor hereby adds to and amends Exhibit A to the Agreement among Electroblate, Inc., Old Dominion University Research Foundation, and the Eastern Virginia Medical School (the Parties thereto), to include United States Provisional Patent Application 61930766 which was filed on January 23, 2014, based on the work of Christian Zemlin in the field of cardiac ablation (previously identified herein as the Cardiac Ablation Patent), and to include the invention disclosure of June 26, 2013, based upon the work of Yeong-Jer Chen, Dr. Barbara Hargrave and Dr. Richard Hellar related to a device for utilizing pulse power to activate platelets to produce platelet gel (previously identified herein as the Platelet Gel Cuvettes Disclosure) and Licensor accepts that this provisional patent application and invention disclosure will be included in Exhibit B to the License Agreement.

2.        Licensors also agree that they will take all steps reasonably required to effectuate the licensing and maintenance of said Cardiac Ablation Patent and said Platelet Gel Cuvettes Disclosure consistent with the terms of the Agreement.

3.        All other terms of the Agreement not specifically modified by this Amendment remain in full force and effect, .and any interpretation issues or disputes under this Amendment No. 1 shall be resolved in accordance with the procedures and terms of the Agreement itself.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates hereinafter set forth.

OLD DOMINION UNIVERSITY RESEARCH FOUNDATION		EASTERN VIRGINIA MEDICAL SCHOOL

By:		By:
	Julian F. Facenda		Mark Babashanian
Its:	Executive Director	Its:	V.P. for Administration & Finance

Dated:		Dated:

ELECTROBLATE, INC.(“Licensee”)

By:
Robert M. Levande
Its:	Vice-President

Dated: